Exhibit 99.1

UNIVERSE ARCADE SYSTEM LEASE AGREEMENT

Lease Number: SD-021

THIS AGREEMENT is made and entered into this ___day of ____, 2001 by and between FERRIS PRODUCTIONS, INC., a Delaware Corporation (hereafter “LESSEE”) and ___________ (hereafter “LESSOR”).

Witnesseth:

WHEREAS LESSOR, as owner of _______ (   __    ) units of the Universe Arcade System(s) EQUIPMENT described on Exhibit A, attached hereto and by reference made a part hereof (the “EQUIPMENT”) desires to Lease said EQUIPMENT to LESSEE and LESSEE desires to Lease said EQUIPMENT from LESSOR, all upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1) Note:  Lessor Rental checks are sent out by U.S. Mail and are normally sent from FERRIS on the 1st and 15th day of each month.  However, should the 1st or 15th of the month fall on a Saturday or Sunday, the checks would normally go out from FERRIS by the following Monday

1)

LEASE OF EQUIPMENT.  Subject to the conditions herein, LESSOR hereby leases the EQUIPMENT to LESSEE and LESSEE hereby leases the EQUIPMENT from LESSOR.

2)

TERM.  This Lease shall commence (the “Commencement Date”) as of the date of execution hereof and shall remain in full force and effect for an Initial Term of thirty-six months thereafter (The “Initial Term”).  The execution hereof shall be determined by the date on which FERRIS receives the EQUIPMENT and Location Lease.  Upon the expiration of said Initial Term, this Lease shall be automatically renewed, except as otherwise provided herein, for an additional Renewal Term of thirty-six months (the ”Renewal Term”) unless at least ninety (90) days prior to the end of the Initial Term, either party gives written notice to the other that said party elects not to renew the Renewal Term.  The Initial Term and the Renewal Term are hereinafter collectively deemed the “Term” of this Lease.  The monthly Lease payment for the EQUIPMENT during such Renewal Term shall be the then-current rate being paid to other lessors under all new Lease contracts.  Should LESSOR choose to take possession of the EQUIPMENT prior to termination of the Lease, LESSOR may do so with a ninety (90) day written notice.

3)

RENT.   LESSEE shall pay monthly rental to LESSOR, in arrears, for the use of the EQUIPMENT at the rate of $80.00 per month per unit.  The first monthly rental payment shall be due no more than thirty (30) days following the “Commencement Date”.  All subsequent monthly rental payments shall be due on the first  (1st) or fifteenth (15th) (based on Commencement Date) of each succeeding calendar month through the term hereof.

4)

 TITLE.  This Lease creates a Lease of the EQUIPMENT.  Nothing contained herein shall be deemed or construed as enabling LESSEE to acquire any right, title or interest in the EQUIPMENT or location other than that of a bailee for hire, except as set forth in sections 15 and 16 hereof.

5)

NET LEASE.  Except as expressly provided herein, the parties hereto expressly agree to and acknowledge that this is a “Net Lease” requiring LESSEE to bear the entire cost of using the EQUIPMENT through the Term of this Lease.  LESSEE shall be responsible for, and shall pay all expenses of insurance, repair, service and maintenance of the EQUIPMENT and of the location.  LESSEE may, at LESSEE’s expense, contract with third parties to provide such repair, service and maintenance.

6)

LOCATION.  The location of the EQUIPMENT shall be set forth on “Exhibit A,” attached hereto and by reference made a part hereof.  LESSEE shall be responsible for selecting the location and for installation of the EQUIPMENT at the location in good working order. LESSEE has the right and sole authority to move EQUIPMENT to a new location should the original location prove to be unprofitable or prove to be in a high vandalism area.  LESSOR will be notified in the event of site exchange and will receive notification of the address of the new location. However, should the LESSOR decide to take over the operation of his/her EQUIPMENT during, or upon the expiration of the Lease, the LESSOR will be responsible for any and all relocation cost associated with the relocation.

7)

INDEMNIFICATION AND INSURANCE.

a)

LESSEE shall indemnify and hold LESSOR harmless from and against any and all loss, damage, liability and expense (including, without limitation, reasonable attorney’s fees) which LESSOR shall sustain as a result of (i) the loss of or damage to the EQUIPMENT because of fire, theft, collision, lightning, flood, windstorm, or any other casualty at anytime during the Term hereof, or (ii) the death of or injury to any person or damage to any property as a result, in whole or in part, of the use or maintenance of the EQUIPMENT at anytime during the Term of this Lease.

b)

LESSEE’s obligations pursuant to section 7a above shall be deemed satisfied if LESSEE obtains and maintains or requires site owner to obtain and maintains in full force and effect throughout the Term hereof, at the sole cost and expense of LESSEE or site owner, a policy or policies of insurance issued by an insurer reasonably satisfactory to LESSOR, with premium prepaid thereon, insuring LESSEE against the risks and hazards specified in section 7a-1 hereof, with minimum coverage of $100,000 for property damage ($500,000 for the death of or injury to any one person) and $1,000,000 for any one accident or occurrence.

c)

LESSEE’s failure to obtain the insurance coverage or verify site owners coverage specified in section 7b hereof shall not affect LESSEE’s obligations under this Lease.  The loss of, damage to, or destruction of, the EQUIPMENT shall not terminate this Lease nor, to the extent the LESSOR is actually compensated by insurance paid for by LESSEE, as herein provided, relieve LESSEE from LESSEE’s liability hereunder.  Should LESSEE fail to so procure, maintain or validate the insurance required under this section 7, then LESSOR shall have the option, but not the obligation, to procure or maintain such insurance coverage for the account of LESSEE, and in that vent, LESSEE shall reimburse LESSOR within seven (7) days after receipt of any invoice for any payment made therefor by LESSOR.  Failure to so reimburse LESSOR shall be deemed default under the terms of Section 10 hereof.

8)

TAXES AND OTHER CHARGES.  LESSEE shall pay, when due, any and all use taxes, personal property taxes and any and all other taxes which may be imposed by the ownership, possession, use of operation of the EQUIPMENT at any time during the Term hereof or which are levied against or measured by the gross receipts delivered by LESSOR as a result of the payment of rent by LESSEE hereunder.

9)

USE, OPERATION, ALTERATIONS AND ADDITIONS.  The EQUIPMENT shall at all times during the Term hereof be under the sole and absolute control of LESSEE, subject to the rights of LESSOR, in the event of a default by LESSEE as provided herein.  LESSEE shall comply with any and all laws and regulations applicable to the operation of the EQUIPMENT, and shall be solely responsible for the payment of any and all fines or penalties resulting from its failure to comply therewith.  LESSEE shall maintain the EQUIPMENT at the location identified on Exhibit A, attached hereto, at all times throughout the Term hereof.  LESSEE may from time to time add further parts or accessories to the EQUIPMENT, provided any such addition does not materially affect or materially impair the value of the EQUIPMENT.   Any such additions shall remain the property of LESSEE and may be removed at any time, provided such removal does not materially impair the value of the EQUIPMENT.

10)

DEFAULT AND REMEDIES

a)

DEFAULT. The occurrence of any one of the following events shall constitute an event of default by LESSEE:

i)

A default by LESSEE in the payment of any amount due hereunder as and when the same shall become due and the continuance of such default for a period of more than twenty (20) days following Maker’s receipt of written notice of such default requiring the same to be cured; or

ii)

A default by LESSEE in the performance of any of its material obligations under this Lease and the continuance of such default for a period of more than thirty (30) days following Maker’s receipt of written notice of such default requiring the same to be cured; provided, however, that if more than thirty (3) days are reasonably required in order to cure any such default, then no default shall be deemed to have occurred so long as the curing of such default is commenced by LESSEE within such thirty (30) day period and LESSEE thereafter diligently prosecutes the curing of such default to completion; or

iii)

Whenever an involuntary petition shall be filed against LESSEE under any bankruptcy or insolvency law or under the reorganization provisions of any law of like import, or a receiver of LESSEE , or for the property of LESSEE, shall be appointed without the acquiescence of LESSEE and such situation under this section 10a-3 shall continue and remain undischarged or unstayed for an aggregate period of thirty (30) days; or

iv)

Whenever LESSEE shall make an assignment of the property of LESSEE  for the benefit of creditors or shall file voluntary petition under any bankruptcy or insolvency law, or whenever any court of competent jurisdiction shall approve a petition filed by LESSEE under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import; or

v)

The abandonment of the EQUIPMENT by LESSEE or the discontinuance of the operation of such EQUIPMENT by LESSEE.

b)

REMEDIES.  Upon the occurrence of an event to default under section 10.a. above which is continuing and remains uncured, the LESSOR may, at its option, during the continuance of such event of default:

i)

Terminate this Lease by written notice to LESSEE and recover from LESSEE damages incurred by reason of such default, including the reasonable costs of recovering the EQUIPMENT and reasonable attorney’s fees relating thereto, in which event LESSEE shall immediately surrender the EQUIPMENT to LESSOR, and if LESSEE fails to do so, LESSOR may enter upon its location and take possession of the EQUIPMENT; and in that event, any rights to the EQUIPMENT that LESSEE may possess pursuant to this Lease shall automatically terminate; LESSEE shall have no further right to use of the EQUIPMENT; LESSOR may, without demand or legal process, retake and retain the EQUIPMENT; all rights of LESSEE in and to the location of the installed EQUIPMENT shall be deemed automatically assigned to LESSOR; and LESSEE shall have no further rights to such location whether such rights existed during the Term hereof or arose or were to arise following termination or expiration hereof; or

ii)

Without terminating this Lease, enter upon the location thereof and take possession of the EQUIPMENT and thereupon relet the EQUIPMENT, as LESSEE’s agent, at the best price obtainable by reasonable efforts, and in such event, LESSEE shall be liable to LESSOR for any deficiency between (a) the amount of rental due hereunder plus the reasonable cost to LESSOR of recovering and reletting the EQUIPMENT, including reasonable attorney’s fees, and (b) the rental received by LESSOR from such reletting

11)

SURRENDER.  Except as set forth in section 9 hereof, upon the expiration or earlier termination of this Lease LESSEE shall return the EQUIPMENT to LESSOR in good operating condition, normal wear and tear excepted.

12)

RIGHT OF INSPECTION.  LESSOR shall have the right at all times throughout the Term hereof to inspect the EQUIPMENT whenever and wherever the same shall be located.

13)

WARRANTIES AND CLAIMS THEREUNDER.  LESSOR makes no warranty or representation, expressed or implied, with respect to the EQUIPMENT; provided, however, that the EQUIPMENT shall be subject to any standard warranty of the manufacturers of such EQUIPMENT or components thereof.  LESSOR hereby appoints LESSEE as its agent and attorney-in-fact throughout the Term hereof to assert and enforce, at LESSEE’s sole expense, any claims LESSEE may have as owner of the EQUIPMENT against any vendor, manufacturer or supplier with respect thereto.

14)

ASSIGNMENT.  Neither the LESSEE nor any of the rights hereunder shall be assignable by LESSEE without prior written approval of LESSOR, which consent shall not be unreasonably withheld.  LESSOR shall have the right to sell or assign this Lease, including any or all of LESSOR’s right, title and interest in and to the EQUIPMENT and the rent reserved herein.  In the event of such assignment by LESSOR, the assignee thereof shall thereupon acquire all rights and remedies possessed by or available to LESSOR.  Upon receiving proper notice of any such assignment, LESSEE shall thereafter make any and all rental payments as therein directed.

15)

RIGHT OF FIRST REFUSAL.  In the event LESSOR obtains an offer from a third party for the purchase of the EQUIPMENT, or should LESSOR choose to liquidate the EQUIPMENT, then LESSOR shall thereupon provide LESSEE with written notice of the proposed sale and terms thereof.  LESSEE shall thereafter have thirty (30) days from the date of its receipt of such notice in which to give written notice to LESSOR of its election to purchase the EQUIPMENT upon the same terms and conditions as the third-party offer.  If LESSOR does not receive written notice of such election from LESSEE within such thirty (30) day period, then LESSOR shall be free to sell the EQUIPMENT pursuant to such third-party offer.  Should LESSEE notify LESSOR of its election to purchase, then LESSEE shall have one hundred eighty (180) days to close the sale from the date of the original notice.

16)

OPTION TO SELL AGREEMENT.  Should LESSOR choose to sell the EQUIPMENT to the LESSEE at the end of the Term of the Lease, then LESSOR shall have the right to execute the “Option to Sell Agreement” attached hereto and made a part of this Agreement.  (See Exhibit “B”). Please note that LESSOR shall give LESSEE a written notice prior to the requirement to purchase.  LESSEE shall have 180 days from the date of receipt of the written notice to purchase said EQUIPMENT.

17)

PERSONAL PROPERTY.  The EQUIPMENT is, and at all times throughout the Term hereof remains, personal property, even if all or any portion of the EQUIPMENT becomes affixed or attached in any manner whatsoever to any real property.

18)

ACKNOWLEDGMENT OF DISCRETION.  LESSOR represents and warrants that (a) LESSOR is free to enter into agreement with parties other than LESSEE for the economic exploitation of the EQUIPMENT;  (b) LESSOR was not required to enter into this Lease as a condition to purchasing the EQUIPMENT; and (c) LESSOR has freely and voluntarily entered into this Lease and acknowledges that LESSOR is not entering into or executing this Lease in reliance upon any promise, representation or warranty not contained herein.

19)

NOTICES.  Any and all notices required or permitted hereunder shall be deemed to be sent or delivered when personally delivered to the recipient or when mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the intended recipient at the parties’ respective addresses set forth below their signatures herein below.  Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner set forth herein.  Any notice required to be made within a stated period of time shall be considered timely mailed if deposited before midnight of the last day of the stated time period, and shall be deemed to have been received by the addressee upon personal delivery to said addressee (if personally delivered) or within forty-eight (48) hours after such notice shall have been mailed by certified or registered mail, return receipt requested, postage prepaid.

20)

GOVERNING LAW.  This Agreement shall in all respects be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

21)

SPECIFIC PERFORMANCE.  Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or otherwise is breached.  Accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

22)

SUBMISSION TO JURISDICTION.  Each party submits to the jurisdiction of any state or federal court sitting in Dover, Delaware, in any action or proceeding arising out of or related to this Agreement; agrees that all claims in respect of the action or proceeding may be heard and determined in any such court; and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court.  Each party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

23)

ATTORNEYS’ FEES.  The prevailing party in any action brought to enforce or interpret anyone or more of the terms and provisions of this Lease shall be entitled to recover reasonable attorneys’ fees and all costs of such action from the other party.

24)

MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns.  Wherever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Agreement.  No delay or failure on the part of either party in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by either party of any right or remedy preclude any other right or remedy.  This Agreement and the documents referred to herein constitutes the entire agreement between the parties concerning the subject matter hereof, and any other agreements or understandings of any nature with respect to such matters are hereby superseded and revoked.  This Agreement shall not be modified or amended except in writing signed by both parties.  This Agreement may be executed and delivered in any number of counterparts, all of which when executed and delivered shall have the force and effect of an original.  In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa in any place where the context so requires, and plural terms shall be substituted for singular and singular for plural in any place where the context so requires.  The headings in this Agreement are inserted for convenience only and are not a part of the Agreement.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

Check one:       Individual        Partnership           Corporation           Self-Directed IRA          Trust

                          Joint Tenancy with Rights of Survivorship                 Other: __________________

Lessor

LESSEE (FERRIS PRODUCTIONS, INC.)

By: ____________________________________     By: ____________________________________

Title: ___________________________________    Title: Manager                                                   .

________________________________________    5631 S 24th St___________________

Street Address

Street Address

________________________________________     Phoenix, AZ 85040______________________

City, State, Zip Code

City, State, Zip Code

________________________________________      (602) 470-1177_________________________

Phone

Phone

________________________________________      _____________________________________

Date

Date

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The UNIVERSE ARCADE SYSTEM (EQUIPMENT)

(Exhibit  “A”)

The equipment described herein constitutes _____________________(          ) units of operating arcade systems.

System 1

System 6

Location: ______________________

Location: _____________________

    ______________________

    _____________________

    ______________________

    _____________________

System 2

System 7

Location: ______________________

Location: _____________________

    ______________________

    _____________________

    ______________________

    _____________________

System 3

System 8

Location: ______________________

Location: _____________________

    ______________________

    _____________________

    ______________________

    _____________________

System 4

System 9

Location: ______________________

Location: _____________________

    ______________________

    _____________________

    ______________________

    _____________________

System 5

System 10

Location: ______________________

Location: _____________________

    ______________________

    _____________________

    ______________________

    _____________________

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OPTION TO SELL AGREEMENT

(Exhibit B to Lease Agreement)

THIS AGREEMENT, made and entered into as of the _________ DAY OF ______________, ______

by and between ______________________ (hereinafter referred to as “LESSOR”), and FERRIS PRODUCTIONS, INC., a Delaware Corporation (hereinafter referred to as “LESSEE”).

THE PARTIES HERETO ACKNOWLEGE THAT THIS AGREEMENT INURES TO THE BENEFIT OF LESSOR, AND THAT LESSOR RETAINS SOLE AND COMPLETE DISCRETION IN DETERMINING WHETHER OR NOT TO EXERCISE THE REQUIREMENTS HEREINAFTER SET FORTH.

WITNESSETH:

WHEREAS, LESSOR is the owner of  ___________________ (       )  coin-operated Universe Arcade Game Equipment (the “EQUIPMENT”) pursuant to that certain PURCHASE AGREEMENT dated  ___________________. _____, as reflected on Invoice Number _______related thereto; and

WHEREAS, LESSOR and LESSEE have heretofore entered into that certain LEASE AGREEMENT (the “LEASE AGREEMENT”) Dated ____________________, _____, bearing LEASE number _________, pursuant to which LESSEE has leased the EQUIPMENT from LESSOR; and

WHEREAS, pursuant to the LEASE AGREEMENT, LESSOR is entitled to require LESSEE to purchase the EQUIPMENT at Six Thousand dollars ($6,000.00) upon termination of the LEASE AGREEMENT; and

WHEREAS, the parties have therefore determined that it would be appropriate and in their mutual best interests to enter into this AGREEMENT in order to evidence the rights of LESSOR and the obligations of LESSEE for the sale and purchase of said EQUIPMENT.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties agree as follows:

1)

AGREEMENT TO PURCHASE EQUIPMENT.  Subject to the terms and conditions set forth herein below, LESSEE agrees to purchase the EQUIPMENT from LESSOR if LESSOR elects to sell such EQUIPMENT.  If LESSOR desires that LESSEE purchase the EQUIPMENT upon expiration of the LEASE AGREEMENT, then LESSOR shall give written notice (and same to be notarized) to LESSEE of such requirement.  Lessee shall have 180 days from the date of receipt of written notice to purchase EQUIPMENT should LESSOR wish to sell.

2)

Time of the Essence.  Time is of the essence of the AGREEMENT.  If LESSOR shall fail to give written notice to LESSEE as set forth in sections 3 and 4 hereof, then and in that event, LESSOR shall no longer be entitled to require LESSEE to purchase the EQUIPMENT, or any portion thereof, and this AGREEMENT shall thereupon terminate and become a month-to-month lease until notice is received by the LESSEE from the LESSOR.

3)

Purchase Price.  The price to be paid by LESSEE to LESSOR for such EQUIPMENT (the “Purchase Price”) shall be Six Thousand and no/100ths Dollars ($6,000.00) per unit.  The Purchase Price shall be payable by the Lessee’s delivery of a check for the aggregate amount thereof to LESSOR at LESSOR’s address set forth hereinbelow.

4)

Notices.  Any and all notices required or permitted hereunder shall be in writing, notarized and sent to the intended recipient by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to LESSOR:

__________________________________________________.

__________________________________________________.

__________________________________________________.

__________________________________________________.

If to LESSEE:

Ferris Productions, Inc.

5631 S. 24th St.

Phoenix, AZ. 85040

Each such notice shall be effective as of three (3) business days after such notice or communication is deposited in the United States Mail.  Any party may change the address to which notices or other communications hereunder are to be delivered by giving the other party notice in the manner set forth herein.  Any notice required to be made within a stated period of time shall be considered timely mailed if deposited before midnight of the last day of the stated period.

5)

Governing Law.  This AGREEMENT shall in all respects be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

6)

Construction.  The parties have participated jointly in the negotiation of this AGREEMENT. In the event an ambiguity or question of intent or interpretation arises, this AGREEMENT shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this AGREEMENT.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

7)

Arbitration of Disputes.  Any and all disputes, controversies or claims arising under this AGREEMENT shall be resolved by binding arbitration, which shall be held in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the arbitration award may be entered as a final judgment in any court having jurisdiction thereof.  Any dispute as to whether an issue is to be resolved by arbitration shall be submitted as part of the arbitration proceeding.  As part of the arbitration award, the prevailing party shall be entitled to recover all costs incurred in connection therewith (including, but not limited to, attorney’s fees and expenses).

8)

MISCELLANEOUS.  This AGREEMENT shall be binding upon the parties hereto and their heirs, executors, administrators, successors and assigns.  Wherever possible each provision of this AGREEMENT shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this AGREEMENT.  No delay or failure on the part of either party in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by either party of any right or remedy preclude any other right or remedy.  This AGREEMENT and the documents referred to herein constitute the entire AGREEMENT between the parties concerning the subject matter hereof, and any other agreements or understandings of any nature with respect to such matters are hereby superseded and revoked. This AGREEMENT shall not be modified or amended except in writing signed by both parties. This AGREEMENT may be executed and delivered in any number of counterparts, including facsimile counterparts, all of which when executed and delivered shall have the force and effect of an original.  In construing this AGREEMENT, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa in any place where the context so requires, and plural terms shall be substituted for singular and singular for plural in any place where the context so requires.  The headings in this AGREEMENT are inserted for convenience only and are not a part of the AGREEMENT.

IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed on each behalf by its duly authorized officer signatory under seal, all as of the day and year first above written.

LESSEE:  (FERRIS PRODUCTIONS, INC.):

LESSOR:

By: _________________________________

By: ________________________________

Its _________________________________

Its _________________________________

UNIVERSE ARCADE SYSTEM

BILL of SALE

This Bill of Sale is made, executed and delivered this, the _________day of   ____________19___, by ________________________________________ ("Grantor"), to ___________________________ _______________________________________  ("Grantee").

For and in consideration of the payment of ten dollars ($10.00) and other good and valuable consideration to Grantor in hand paid by Grantee at or before the execution and delivery hereof, the receipt and sufficiency whereof are hereby acknowledged, Grantor has conveyed, granted, bargained, sold, transferred, assigned, delivered and confirmed, and by this Bill of Sale does convey, grant, bargain, sell, transfer, assign, deliver and confirm unto Grantee, its successors and assigns, forever, all of that certain equipment consisting of coin- operated Universe Arcade System) (hereinafter referred to as the "Equipment") as more particularly set forth on Exhibit A, attached hereto and by reference made a part hereof.

To have and to hold all of said Equipment hereby assigned, transferred and conveyed unto Grantee, its successors and assigns, forever.

Grantor covenants and agrees with Grantee to warrant and defend title to the Equipment sold to Grantee against all and every persons whomsoever, and warrants that the title transferred is good and its transfer rightful.

Grantor hereby warrants that the Equipment being sold hereby is in working order and will be free of any material defect for the period of sixty (60) days following the date hereof. Each item of Equipment is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

And, for the consideration aforesaid, Grantor, by this Bill of Sale, does covenant with Grantee, its successors and assigns, that Grantor will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, transfers, assignments and conveyances for the better assuring, conveying and confirming unto Grantee, its successors and assigns, all the Equipment hereby assigned, transferred and conveyed as Grantee, its successors or assigns, shall reasonably require.

This Bill of Sale and the covenants and agreement herein shall be binding upon Grantor, its successors and assigns, and shall inure to the benefit of Grantee, its successors and assigns.

In witness whereof, the parties have caused this Bill of Sale to be executed on each behalf by its duly authorized officer signatory under seal, all as of the day and year first above written.

Grantor: _________________________________  Grantee: ___________________________________

By ___________________________________        By    ______________________________________

______________________________________        _________________________________________

Its

Its

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